Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of _____________, 2014, by and among ETRE REIT, LLC, a Delaware series limited liability Company (the "Company"), Series A-1 of the Company (the "Initial Series") and [NAME] (the "Indemnitee").  The Initial Series and any other series of the Company that agrees in writing to become bound by this Agreement are collectively referred to herein as the "Series" and each individually as a "Series."

WHEREAS, the Indemnitee is a director and/or officer of the Company and associated with the Series;

WHEREAS, the Operating Agreement (as defined herein) requires the Company and the Series to indemnify and advance expenses to the directors and officers of the Company and/or associated with the Series to the extent provided therein, and the Indemnitee serves as a director and/or officer of the Company and associated with the Series, in part, in reliance on such provisions in the Operating Agreement; and

WHEREAS, in order to enhance the Indemnitee's continued service to the Company and the Series in an effective manner and in recognition of the Indemnitee's reliance on the Operating Agreement, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Operating Agreement will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Operating Agreement or any change in the composition of the governing bodies of the Company or acquisition transaction relating to the Company), the Company and the Series wish to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors and officers liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company and the Series directly or, at the Company's request, as an officer, director, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)                "Agreement" shall mean this Indemnification Agreement, as amended from time to time hereafter.

(b)               "Board of Directors" shall mean the Board of Directors of the Company and the Series.

(c)                "Claim" means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding, or appeal thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(d)               "Indemnifiable Expenses" means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company, any Series or any subsidiary of any Series, including, without limitation, any indebtedness which the Company, any Series or any subsidiary of any Series has assumed or taken subject to, and (iii) any liabilities which an Indemnitee incurs as a result of acting at the request of the Company or on behalf of a Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(e)                "Indemnifiable Event" means any act or omission, whether occurring before, on or after the date of this Agreement, arising from the performance of the Indemnitee's duties or obligations to the Company, any Series or any subsidiaries of any Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which the Indemnitee may hereafter be made a party by reason of being or having been an officer, director, member, partner, tax matters partner, fiduciary or trustee of, or having served in any other capacity with, another Person or any employee benefit plan at the request of the Company or on behalf of a Series.

(f)                "Initial Offering" means the first issuance and sale for cash of shares of a series of the Company to any Person other than an affiliate of the Company pursuant to (i) a public offering registered under the Securities Act of 1933, as amended, or (ii) a private offering in accordance with Rule 144A, Regulation D or Regulation S of the Securities Act of 1933, as amended.

(g)                "Operating Agreement" means the First Amended and Restated Limited Liability Company Agreement of ETRE REIT, LLC, dated as of ________, 2014, as amended from time to time.

(h)               "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

2.              Basic Indemnification Arrangement; Advancement of Expenses.

(a)                In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company and, to the extent Indemnifiable Expenses are associated with any Series, each such Series, in each case, shall indemnify the Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Expenses shall be made as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Indemnifiable Expenses.

(b)               If so requested by the Indemnitee, the Company and, to the extent Indemnifiable Expenses are associated with any Series, each such Series, in each case, shall advance, or cause to be advanced (within two business days of such request), any and all Indemnifiable Expenses incurred by the Indemnitee (an "Expense Advance"). The Company and each applicable Series shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses. The Indemnitee's right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that the Indemnitee is not entitled to be indemnified under applicable law. However, the obligation of the Company and each applicable Series to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company and each applicable Series shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company and each applicable Series) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company and each applicable Series with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law). The Indemnitee's undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c)                Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Company and each applicable Series has joined in or the Board of Directors of the Company has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce the Indemnitee's rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d)               The indemnification obligations of the Company and the Series under Section 2(a) shall be subject to the condition that the Board of Directors shall not have determined (by majority vote of directors who are not parties to the applicable Claim) that the indemnification of the Indemnitee is not proper in the circumstances because the Indemnitee is not entitled to be indemnified under applicable law. If the Board of Directors determines that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the State of New York or Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Board of Directors or any aspect thereof, including the legal or factual bases therefor, and the Company and each Series hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company or any Series for any Expense Advance, until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law. Any determination by the Board of Directors otherwise shall be conclusive and binding on the Company, the Series and the Indemnitee.

(e)                To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by the Board of Directors that the Indemnitee is not entitled to indemnification under applicable law.

3.              Indemnification for Additional Expenses. The Company and, to the extent Indemnifiable Expenses are associated with any Series, each such Series, in each case, shall indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Section 2(b) and (d), which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or an Expense Advance by the Company or each such Series under this Agreement or any provision of the Operating Agreement and/or (ii) recovery under any directors and officers liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

4.              Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company or a Series for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, the Company or such Series shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

5.              Allocation and Charging of Liabilities.  The parties hereto acknowledge and agree that, pursuant to the terms of the Operating Agreement, liabilities of the Company that, in the Board of Directors' reasonable judgment, are not readily associated with a particular series of the Company will be allocated and charged by the Board of Directors to, between or among any one or more of the series of the Company, in such manner and on such basis as the Board of Directors deems fair and equitable, and any liability so allocated and charged to a particular series of the Company shall thereupon be deemed to be a liability associated with that series.  The parties hereto agree that any such allocation and charging of the liabilities or obligations of the Company hereunder shall be conclusive and binding upon each of the parties hereto, and, following any such allocation and charging, such liabilities and obligations shall be enforceable against the assets associated with the applicable series of the Company only, and not against the assets associated with any other series of the Company.

6.              Burden of Proof. In connection with any determination by the Board of Directors, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company, a Series or their respective representatives to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

7.              Reliance as Safe Harbor. The Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company or a Series, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or associated with a Series or of any subsidiaries of any Series in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within such other Persons professional or expert competence, or (b) on behalf of the Company or a Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company or such Series. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company or associated with a Series shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

8.              No Other Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Board of Directors to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Board of Directors that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee's claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.              Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Operating Agreement, the laws of the State of Delaware, or otherwise. To the extent that a change in Delaware law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Operating Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.          Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors and officers liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for the Company directors or officers.

11.          Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or a Series against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company and the Series shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12.          Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto; provided, however, that the parties shall not be required to execute any instrument contemplated by Section 24 for such instrument to become effective hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.          Subrogation. In the event of payment under this Agreement, the Company and the Series shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company and the Series effectively to bring suit to enforce such rights.

14.          No Duplication of Payments. Neither the Company nor any Series shall be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Operating Agreement, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.          Defense of Claims. The Company and each applicable Series shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company or such Series to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company, any Series or any subsidiary of any Series and the Indemnitee and the Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, any Series or any subsidiary of any Series or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company's and such Series' expense. Neither the Company nor any Series shall be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company's and each applicable Series' prior written consent. The Company and the Series shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company, nor any Series nor the Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.

16.          Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or director of the Company or associated with any Series or of any other entity or enterprise at the request of the Company or on behalf of any Series.

17.          Security. To the extent requested by the Indemnitee, a Series shall at any time and from time to time provide security to the Indemnitee for the obligations of such Series hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

18.          Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

19.          Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

20.          Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)                If to the Company or a Series, to:

ETRE REIT, LLC

c/o ETRE FINANCIAL, LLC

44 Wall Street

New York, New York 10005

(b)               If to the Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

21.          Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.          Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

24.          Additional Series. To the extent the Company conducts an Initial Offering associated with a series of the Company that is not already a party hereto, the Company shall cause such series to execute an instrument substantially in the form attached hereto as Annex B and, upon the execution of such instrument, such series shall be deemed to be a party to this Agreement and a Series for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ETRE REIT, LLC

By:
Name:
Title:

 Series A-1 of ETRE REIT, LLC

By:
Name:
Title:

 [NAME]

Annex A

Name and Business Address

Attn:

Tel:

Fax:

A-1

Annex B

JOINDER TO INDEMNIFICATION AGREEMENT

This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned series of the Company (the "Joining Series") in accordance with the Indemnification Agreement dated as of ___________, 2014 (the "Indemnification Agreement") among ETRE REIT, LLC (the "Company"), Series A-1 of the Company and ___________, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Indemnification Agreement.

The Joining Series hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Series shall be deemed to be a party to the Indemnification Agreement as of the date hereof and shall have all of the rights and obligations of a "Series" thereunder.  The Joining Series hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Indemnification Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING SERIES]

By:
Name:
Title:

B-1